Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Innovator ETFs Trust II
(Exact name of registrant as specified in its charter)

Massachusetts	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

109 North Hale Street Wheaton, Illinois	60187
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, $.01 par value per share, of Innovator Laddered Fund of U.S. Equity Power Buffer ETFsTM (formerly Innovator Laddered Fund of S&P 500 Power Buffer ETFsTM)	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.‑‑

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If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.‑‑

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Securities Act registration statement file number to which this form relates: 333-201473Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.         Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of the Innovator Laddered Fund of U.S. Equity Power Buffer ETFsTM (formerly Innovator Laddered Fund of S&P 500 Power Buffer ETFsTM) (the “Fund”), a series of the Innovator ETFs Trust II (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by Cboe BZX Exchange, Inc. A description of the Shares is contained in the Fund’s prospectus, which is a part of the Registration Statement on Form N‑1A (Registration Nos. 333-201473 and 811-22926), filed with the Securities and Exchange Commission on or about March 1, 2021. Such description is incorporated by reference herein. The Registration Statement was supplemented on August 25, 2021 to reflect a change in the Fund’s name. Such description is incorporated by reference herein.

Item 2.         Exhibits

1.         Amended and Restated Declaration of Trust of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-201473) filed on April 28, 2015.

2.         Amended Declaration of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-201473) filed on July 30, 2018.

3.         By-Laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-201473) filed on April 28, 2015.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Innovator ETFs Trust II

By:	/s/ H. Bruce Bond
H. Bruce Bond
President

August 25, 2021